                                                                    Exhibit 10.4

                                PROMISSORY NOTE

$5,000,000                                                 October 16, 1998


     FOR VALUE RECEIVED, the undersigned, Network Access Solutions, Inc.

("Borrower"), hereby promises to pay to ASCEND COMMUNICATIONS, INC. ("Lender"),
  --------                                                            ------
or order, the principal sum or so much of the principal sum of Five Million Dollars ($5,000,000) as may from time to time have been advanced and be outstanding, together with accrued interest as provided herein.

A.         Principal.
           ---------

     1.    Advances.  Borrower may from time to time request advances from
           --------
Lender (individually an "Advance" and collectively the "Advances") by giving
                         -------                        --------
written notice to Lender in accordance with the terms hereof, which notice shall indicate the amount of the Advance requested and the proposed use of the Advance proceeds.


     Advances shall be available to Borrower as follows: upon written notice as specified above, and in minimum amounts of One Million Dollars ($1,000,000) each.

     Provided that no Event of Default is in existence and that the requested Advance would not cause an Event of Default to occur, Lender shall make the Advance to Borrower within five (5) days of receipt of Borrower's notice. Lender shall not be obligated to make an Advance to the extent that such Advance, when aggregated with all prior Advances, would exceed Five Million Dollars ($5,000,000). Borrower shall not have the right to re-borrow any Advance to the extent that it has been repaid.

     2.    Use of Proceeds.  The proceeds of Advances shall be used at the sole
           ---------------
discretion of NAS for (i) the purchase of other vendor's equipment in the event that Ascend cannot provide like equipment, or (ii) operating capital purposes.

B.   Interest.
     --------

Each Advance shall be for Forty-two (42) months in duration, beginning with the date upon which sums are advanced. Each Advance shall be repaid on the basis of a Sixty (60) month linear amortization schedule repayment period. During the first nine months following any Advance, payments shall be of interest only and at the per annum rate of 8.25%. During the next Eighteen (18) months, interest shall accrue at the per annum rate of 8.25 %, and payments shall be made according to the amortization schedule described above. During the remaining Fifteen (15) months of the Fortytwo duration of any Advance, interest shall be paid according to the prevailing "high-yield" bond index, and principal shall be paid according to the amortization schedule described above. All accrued principal and interest shall be immediately due and payable at the end of the Forty-second (42nd) month following any Advance.

If an Event of Default, as defined herein, occurs, then interest shall accrue at the rate per annum equal to two percent (2%) plus the rate that would otherwise be in effect (the "Default Rate"). Interest payable hereunder shall be
                   ------------
calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. Interest shall be due and payable in arrears on the first day of each calendar month, commencing with the first month after the date hereof.

C.   Payment.
     --------

     1.    Scheduled Payment.  Monthly payments shall be due on the Thirtieth
           -----------------
(30th) day of each month, and as set forth in paragraph B. above
("Interest"). Monthly payments shall reflect the aggregate amount owing on all Advances

     2.    Mandatory Prepayment.  The principal indebtedness and all accrued but
           --------------------
unpaid interest shall become immediately due and payable, without demand or any notice by Lender, on the date of a Change of Control.

     3.    Optional Prepayment.  Borrower shall have the right at any time and
           -------------------
from time to time to prepay, in whole or in part, the principal of this Note, without payment of any premium or penalty. Any principal prepayment shall be accompanied by a payment of all interest accrued on the amount prepaid through the date of such prepayment.

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

     4.    Form of Payment.  Principal and interest and all other amounts due
           ---------------
hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

D.   Covenants.
     ---------

     1.    Insurance.  Borrower, at its expense and with such companies as are
           ---------
reasonably acceptable to Lender, shall maintain business interruption and liability insurance and fire, theft and other hazard insurance, which insurance shall be in such amounts as are ordinarily carried by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. All such liability insurance policies shall show Lender as an additional insured or loss payee, as applicable, and shall specify that the insurer must give at least thirty (30) days' notice to Lender before canceling its policy for any reason. Borrower, upon Lender's request, shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor.

     2.    Financial Information.  Borrower shall deliver to Lender:
           ---------------------

           (a) as soon as practicable after the end of each calendar quarter, and in any event within sixty (60) days thereafter, an unaudited balance sheet of Borrower as of the end of such quarter and an unaudited income statement of Borrower for the portion of the Fiscal Year ended with such quarter prepared and certified by the chief financial officer of Borrower, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments;

           (b) as soon as practicable after the end of each Fiscal Year, and in any event within ninety (90) days thereafter, a copy of its audited financial statements accompanied by a report thereon by a firm of independent certified public accountants selected by Borrower, which report shall state that such financial statements fairly present Borrower's financial position at the end of such Fiscal Year;

           (c) on a quarterly basis, Borrower and Lender shall meet for the purposes of discussing issues between the parties.

           (d) with reasonable promptness, such other information as from time to time may be reasonably requested by Lender.

E.   Events of Default.
     -----------------

     1.    Definition of Event of Default. The occurrence of any one or more of
           ------------------------------
the following events shall constitute an "Event of Default" hereunder:
                                          ----------------

           (i) Borrower's breach of the obligation to pay any amount payable hereunder on the date that it is due and payable;

           (ii) Borrower's failure to perform, keep or observe any of its covenants, conditions, promises, agreements or obligations under any other agreement with any person or entity if such failure may have a material adverse effect on Borrower's assets, operations or condition, financial or otherwise;

           (iii) Borrower's institution of proceedings against it, or Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action;

           (iv) the entry of any judgment or order against Borrower which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

     2.    Rights and Remedies on Event of Default.
           ---------------------------------------

     Upon the occurrence and during the continuance of an Event of Default and such event of default continuing for a period of 10 days from Notice to borrower of such event of default, Lender may declare all Advances and interest accrued thereon to be immediately due and payable and may proceed to protect and enforce its rights in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power(s) granted to Lender under this note.

F.   Other Provisions.
     ----------------

     1.    Definitions. As used herein, the following terms shall have the
           -----------
following meanings:

     "Change of Control" means an event or series of events as a result of which
      -----------------
(i) any person or group (other than a stockholder of Borrower as of the date hereof) becomes the beneficial owner of shares representing more than fifty percent (50%) of the combined voting power of the then outstanding securities entitled to vote generally in elections of Borrower's directors (the "Voting
                                                                      ------
Stock"), (ii) Borrower consolidates with or merges into any other corporation,
-----
or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into Borrower, and, in the case of any such transaction, Borrower's outstanding common stock is changed or exchanged as a result, unless the Borrower's shareholders immediately before such transaction own, directly or indirectly, immediately following such transaction, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) Continuing Directors do not constitute a majority of the Board of Directors of Borrower (or, if applicable, Borrower's successor).

           "Continuing Directors" means at any date a member of Borrower's Board
            --------------------
of Directors (i) who was a member of the Board as of the date hereof, or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

     "Fiscal Year" means the fiscal year of Borrower.
      -----------

     "IPO" means the first sale of Borrower's securities to the public pursuant
      ---
to a registration statement under the Securities Act of 1933, as amended, in which the gross proceeds to Borrower, without reduction for selling commissions or expenses of the sale equals or exceeds Forty Million Dollars ($40,000,000).

     "UCC" means the Uniform Commercial Code in effect from time to time in the
      ---
relevant jurisdiction.

     2.  Governing Law; Venue.  This Note shall be governed by the laws of the
         --------------------
State of California, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the County of Alameda, State of California or, at Lender's option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Note. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower. If Borrower fails to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order of judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Note to enforce the same, in any appropriate jurisdiction.

     3.    Notices. Any notice or communication required or desired to be
           -------
served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:


If to Lender:      Ascend Communications, Inc.
                   1701 Harbor Bay Parkway
                   Alameda, California  94502
                   Attention: Fran Jewels, Esq.
                   Telecopier: (510) 747-2638

If to Borrower:    Networks Access Solutions, Inc.
                   100 Carpenter Dr.
                   Sterling, VA 20164
                   Attention: Scott Yancey, CFO
                   Telecopier: (703) 742-7706

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and
         --------  -------
delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

     4.    Lender's Rights; Borrower Waivers.  Lender's acceptance of partial or
           ---------------------------------
delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Except as otherwise specifically provided herein, Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this

Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

     5.    Lender's Rights; Borrower Waivers.  Lender's acceptance of partial or
           ---------------------------------
delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Except as otherwise specifically provided herein, Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

     6.    Enforcement Costs.  Borrower shall pay all costs and expenses,
           -----------------
including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

     7.    Severability.  Whenever possible each provision of this Note shall be
           ------------
interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

     8.    Amendment Provisions.  This Note may not be amended or modified, nor
           --------------------
may any of its terms be waived, except by written instruments signed by Borrower and Lender.

     9.    Binding Effect.  This Note shall be binding upon, and shall inure to
           --------------
the benefit of, Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower's rights and obligations shall not
             --------  -------
be assigned or delegated without

Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio.
                                                            -- ------

     10.   Time of Essence.  Time is of the essence of each and every provision
           ---------------
of this Note.

     11.   Headings.  Section headings used in this Note have been set forth
           --------
herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

     12.   Public Communications. There will be no public disclosure of the
           ---------------------
terms of this Note (or any related agreement) except by the mutual consent of Lender and Borrower as to the content and timing of the disclosure.

IN WITNESS WHEREOF the parties hereto have authorized their respective representatives to execute this Agreement as of the day and year first herein before written.

Seller:
------

ASCEND COMMUNICATIONS , INC.

By:    /s/  Bernard V. Schnader
       ___________________________
Name:  Bernard V. Schnader
       ___________________________
Title: Treasurer
       ___________________________

Buyer:
------

NETWORK ACCESS SOLUTIONS, INC.

By:    /s/  Scott G. Yancey
       ___________________________
Name:  Scott G. Yancey
       ___________________________
Title:  Chief Financial Officer
        ___________________________

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